Exhibit 23.2




CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors Rheometric Scientific, Inc.

We hereby  consent to the use in this  Registration  Statement on Form S-3 (File
No.      ) of our report dated December 29, 1999 relating to the financial statements of Rheometric Scientific, Inc. which appears in such Registration Statement. We also consent to the references to us under the heading "Experts".



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 26, 2001